Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-76006 and 333-76008) of our report dated April 9, 2007, including an emphasis of a matter paragraph for the Company’s adoption of Statement of Accounting Standards No. 123 (Revised 2004), relating to our audit of the consolidated financial statements of CTI Industries Corporation and Subsidiaries included in the 2006 annual report on Form 10-K.

Weiser LLP
New York, New York
April 9, 2007